                                                                     Exhibit 3.1


                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                                          OF

                                 TRACK 'N TRAIL, INC.


    Track 'n Trail, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

    FIRST:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 3, 1997.

    SECOND:   The Amended and Restated Restated Certificate of Incorporation of
the Corporation in the form attached hereto as Exhibit A has been duly adopted accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware.

    THIRD:    The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the President as of this 6th day of October, 1997.


                                       TRACK 'N TRAIL, INC.


                                       By:/s/ Gregory M. Kilgore
                                           -------------------------------------
                                              Gregory M. Kilgore, President

                                                                       Exhibit A

                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                    TRACK 'N TRAIL


    FIRST:    The name of the corporation is:

                                    Track 'n Trail

    SECOND:   The address of its registered office in the State of Delaware is
1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is:

              The Prentice-Hall Corporation System, Inc.
              1013 Centre Road
              Wilmington, DE 19901

    THIRD:    The nature of the business of the corporation or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:   A.   The corporation is authorized to issue two classes of
capital stock, to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the corporation is authorized to issue is 22,000,000, of which 2,000,000 shall be Preferred Stock and 20,000,000 shall be Common Stock. Both the Preferred Stock and Common Stock shall have a par value of $.01 per share.

              B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the Preferred Stock in one or more series, and to fix the designation and number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such stock (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all


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

of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

    FIFTH:    A.   The authorized number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors.

              B. Effective upon the first annual meeting following registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Section 12 Registration"), the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until such director's successor shall be elected and shall qualify or until such director's earlier resignation, removal from office, death or incapacity. At such annual meeting the stockholders shall elect directors to each of the three classes with the term of office of Class I to expire at the first ensuing next annual meeting, the term of office of Class II to expire at the second ensuing next annual meeting and the term of office of Class III to expire at the third ensuing next annual meeting. At each annual meeting of stockholders thereafter, the directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes.

              C. Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    SIXTH:    No stockholder may cumulate votes in the election of directors.

    SEVENTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect


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any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

    EIGHTH:   Effective upon the Section 12 Registration (i) any action
required or permitted to be taken by stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and (ii) no action may be taken by the written consent of the stockholders. Special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

    NINTH:    The Board of Directors is expressly authorized to make, amend or repeal the bylaws of the corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least 66-2/3% of the directors of the corporation then in office. In addition to any other vote required by law, the bylaws may be amended or repealed only by the affirmative vote of the holders of shares representing at least 80% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

    TENTH:    In addition to any other vote required by law, the amendment or repeal of Articles FIFTH, SIXTH, SEVENTH and EIGHTH of this Certificate of Incorporation (i) shall require the approval of the holders of shares representing at least 66-2/3% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors voting together as a single class, and (ii) the amendment or repeal of Articles NINTH or TENTH of this Certificate of Incorporation shall require the approval of the holders of shares representing at least 80% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.



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